Exhibit 25.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

DEAN FOODS COMPANY

(Exact name of obligor as specified in its charter)

Delaware	75-2559681
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2711 North Haskell Ave., Suite 3400 Dallas, Texas	75204
(Address of principal executive offices)	(Zip code)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including zip code of Registrant’s principal executive offices

Alta-Dena Certified Dairy, LLC	Delaware	36-4261347	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Berkeley Farms, LLC	California	94-3308965	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Country Fresh, LLC	Michigan	38-1256303	2711 North Haskell Ave., Suite 3400 Dallas, TX 75240

Dean Dairy Holdings, LLC	Delaware	75-2969188	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean East, LLC	Delaware	74-2938751	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean East II, LLC	Delaware	75-2969192	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean Foods of Southern California, LLC	Delaware	26-4552550	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean Foods North Central, LLC	Delaware	36-4277858	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean Foods of Wisconsin, LLC	Delaware	26-4552504	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean Holding Company	Wisconsin	39-0318390	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean Intellectual Property Services, Inc.	Delaware	05-0533498	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean Intellectual Property Services II, Inc.	Delaware	05-0533512	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean Management Corporation	Delaware	75-2587782	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean Services, LLC	Delaware	20-5622168	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean Transportation, Inc.	Ohio	34-1848896	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including zip code of Registrant’s principal executive offices

Dean West, LLC	Delaware	74-2938753	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Dean West II, LLC	Delaware	75-2969190	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

DIPS Limited Partner II	Delaware	36-4327167	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Fresh Dairy Delivery, LLC	Delaware	27-1372314	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Friendship Dairies, LLC	Delaware	71-1028257	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Gandy’s Dairies, LLC	Delaware	75-0900623	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Garelick Farms, LLC	Delaware	52-2133221	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Horizon Organic Dairy, LLC	Delaware	20-5289672	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Horizon Organic International, Inc.	Delaware	84-1544905	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Kohler Mix Specialties of Minnesota, LLC	Delaware	84-1582879	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Kohler Mix Specialties, LLC	Delaware	84-1583749	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Land-O-Sun Dairies, LLC	Delaware	74-2938694	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Marathon Dairy Investment Corp.	Minnesota	41-2003984	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Mayfield Dairy Farms, LLC	Delaware	62-0583008	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Midwest Ice Cream Company, LLC	Delaware	36-4400130	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including zip code of Registrant’s principal executive offices

Model Dairy, LLC	Delaware	75-2677981	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Morningstar Foods, LLC	Delaware	20-0613096	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Reiter Dairy, LLC	Delaware	04-3673675	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Sampson Ventures, LLC	Delaware	77-0667714	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Shenandoah’s Pride, LLC	Delaware	74-2952858	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Southern Foods Group, LLC	Delaware	75-2571364	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Suiza Dairy Group, LLC	Delaware	04-3742039	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Tuscan/Lehigh Dairies, Inc.	Delaware	33-1046774	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

Verifine Dairy Products of Sheboygan, LLC	Wisconsin	39-0677200	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

WhiteWave Foods Company	Delaware	75-2218815	12002 Airport Way Broomfield, CO 80021

WhiteWave Services, Inc.	Delaware	20-3026265	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204

9.750% Senior Notes due 2018 and Guarantees of 9.750% Senior Notes due 2018 (Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 13th day of June, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ MATT THORNE
Name:	Matt Thorne
Title:	Senior Associate

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business March 31, 2011, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,466
Interest-bearing balances	152
Securities:
Held-to-maturity securities	0
Available-for-sale securities	786,518
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	73,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	8,911
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	209,097
Other assets	149,803

Total assets	$2,085,261

Dollar Amounts in Thousands
LIABILITIES

Deposits:
In domestic offices	500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	229,106
Total liabilities	498,297
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	463,627
Accumulated other comprehensive income	817
Other equity capital components	0
Not available
Total bank equity capital	1,586,964
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,586,964

Total liabilities and equity capital	2,085,261

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz             )                 CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President )
Frank P. Sulzberger, MD )	Directors	(Trustees)
William D. Lindelof, MD )